Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 13th day of May, 2008, by and between Uranium Resources, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 405 State Highway 121 Bypass, Building A, Suite 110, Lewisville, Texas 75067, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.           Authorization of Sale of the Securities.  Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 3,456,221 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, that number of warrants to purchase shares of Common Stock (the “Warrants,” each representing the right to purchase one share of Common Stock (the “Warrant Shares”), which is equal to 30% of such number of Shares, and one warrant to purchase the number of shares of Common Stock (the “Ratchet Warrant Shares”) specified in such Warrant (the “Ratchet Warrant,” and together with the Shares and the Warrants, the “Securities”).

SECTION 2.           Agreement to Sell and Purchase the Securities.  At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, issue and sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Securities as shown below such Purchaser’s name on the signature page hereto, for the aggregate purchase price set forth on the signature page hereto.

The Company proposes to enter into this same form of purchase agreement, the terms of which shall be no more favorable to the Other Purchasers than the terms set forth herein, with certain other investors (the “Other Purchasers”), and expects to complete sales of shares of Common Stock and warrants to purchase shares of Common Stock to them.  The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”  The term “Placement Agent” shall mean Oppenheimer & Co. Inc.

SECTION 3.           Delivery of the Securities at the Closing.  The completion of the purchase and sale of the Securities (the “Closing”) shall occur at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 as soon as practicable and as agreed to by the parties hereto, within three business days following the execution of the Agreements, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).

At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the purchase price for the Securities being purchased hereunder by wire transfer to an account designated by the Company and the Company shall deliver to the Purchaser one or more stock certificates and one or more warrant certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Securities set forth on the signature page hereto and bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 thereunder. The Company will, at its expense, promptly substitute one or more replacement certificates without the legend upon the earlier of the date each Registration Statement becomes effective or one year from the Closing Date.  The name(s) in which the certificates are to be registered are set forth in the Securities Certificate Questionnaire attached hereto as part of Appendix I.

The Company’s obligation to complete the purchase and sale of the Securities and deliver such stock certificate(s) and warrant certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:  (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Securities being purchased hereunder; (b) completion of the purchases and sales under the Agreements with the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing.

The Purchaser’s obligation to accept delivery of such stock certificate(s) and warrant certificate(s) and to pay for the Securities evidenced thereby shall be subject to the following conditions:  (a) each of the representations and warranties of the Company made herein shall be accurate as of the Closing Date; (b) the delivery to the Purchaser by counsel to the Company of a legal opinion in a form reasonably satisfactory to counsel to the Placement Agent; (c) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct as of the date of this Agreement and as of such Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date; (d) receipt by the Purchaser of a copy of a good standing certificate for the Company and each of its Subsidiaries, (e) receipt by the Purchaser of a letter from the Company’s transfer agent certifying as to the number of outstanding shares; (f) the listing, and the filing of any documents required to effectuate such listing, of the Shares and Warrant Shares on the NASDAQ Global Market, and (g) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing.  The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Securities that they have agreed to purchase from the Company.

SECTION 4.           Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1                Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein).  The Company’s subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) are listed on Exhibit A to this Agreement.  Each Subsidiary is a direct or indirect wholly owned subsidiary of the Company.  Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

4.2                Reporting Company; Form S-3.  The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Shares for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has timely filed all reports required thereby.  Provided none of the Purchasers is deemed to be an underwriter with respect to any shares, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of registration statements on Form S-3 that will be available for the resale of the Shares, Warrant Shares and the Ratchet Warrant Shares by the Purchaser.

4.3                Authorized Capital Stock.  The Company had duly authorized and validly issued outstanding capitalization as set forth under the heading “Capitalization” in the confidential Private Placement Memorandum dated April 15, 2008 prepared by the Company (including all exhibits, supplements and amendments thereto, the “Private Placement Memorandum”) as of the date set forth therein; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum.  The Company does not have outstanding any options to purchase Common Stock other than with respect to options to purchase Common Stock issued pursuant to the Company’s stock option plans and deferred compensation plans in effect on the date hereof, as described in the “Securities Authorized for Issuance Under Equity Compensation Plans” section of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission on April 10, 2008 (the “2007 Form 10-K/A”).  The issuance of the Shares, Warrants and Ratchet Warrants will not trigger the anti-dilution provisions or any obligation to reset the exercise price with respect to any outstanding security and the Company does not have outstanding any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such rights, convertible securities or obligations.  With respect to each of the Subsidiaries (i) all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned free and clear of any security interests, liens, encumbrances, equities or claims, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

4.4                Issuance, Sale and Delivery of the Securities.  The certificates evidencing the Shares and the Warrants are in due and proper legal form and have been duly authorized for issuance by the Company.  The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, will be issued free and clear of any security interests, liens, encumbrances, equities or claims, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants.  The Warrants have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, will be issued free and clear of any security interests, liens, encumbrances, equities or claims, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum.  The Warrant Shares and the Ratchet Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of any security interests, liens, encumbrances, equities or claims.  No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement.  No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statements (as hereinafter defined)) to require the Company to register the sale of any capital stock owned by such stockholder under the Registration Statements.  No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

4.5                Due Execution, Delivery and Performance of the Agreement and the Warrants.  The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement and the Warrants have been duly authorized, executed and delivered by the Company.  This Agreement and the Warrants constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7.3 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws.  The execution and performance of this Agreement and the Warrants by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected and in each case that would have a Material Adverse Effect or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the Warrants or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Securities.  For the purposes of this Agreement the term  “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company or any significant Subsidiary.

4.6                Accountants. Hein & Associates LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the 2007 Form 10-K/A, which is attached as an exhibit to, and made a part of the Private Placement Memorandum and incorporated by reference into the Registration Statements and the Prospectuses (as defined herein) that forms a part thereof, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) and by the rules of the Public Accounting Oversight Board.

4.7                No Defaults or Consents. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or its Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or violate any provision of the charter or by-laws of the Company or any of its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

4.8                Contracts.  The material contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any material contract to which the Company is a party or by which the Company or its property or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.  To the Company’s knowledge, no default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by any of the Company’s counterparties to any material contract, which default or event, individually or in the aggregate, would have a Material Adverse Effect.

4.9                No Actions.  Except as set forth on Exhibit B, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect, and none of the Company or any Subsidiary is aware of any facts or conditions that could form a reasonable basis for any such action, suit or proceeding; and no labor disturbance by the employees of the Company exists or is imminent, that might reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

4.10              Properties.  The Company and each Subsidiary has good and marketable title to all the properties and assets described as owned by it in the consolidated financial statements included in the Private Placement Memorandum, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its Subsidiaries.  The Company and each Subsidiary holds its leased properties under valid and binding leases, the Company and any Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

4.11              No Material Adverse Change.  Since December 31, 2007 (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material agreement or other transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and none of the Company or any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries other than the sale of the Securities hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company or its Subsidiaries (other than in the ordinary course of business and any required scheduled payments); and

(v) there has not occurred any event that has caused or could reasonably be expected to cause a Material Adverse Effect.

4.12              Intellectual Property.  The Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in the Private Placement Memorandum.  No claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property.

4.13              Compliance.  Except as set forth on Exhibit B, none of the Company or its Subsidiaries has been advised, nor do any of them have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental, mining and health and safety laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

4.14              Taxes.  The Company and each Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and none of the Company or any subsidiary has knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect.  All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.  There are no tax audits or investigations pending, which, if adversely determined would have a Material Adverse Effect; nor, to the Company’s knowledge, are there any material proposed tax assessments against the Company or any of its Subsidiaries.

4.15              Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.16              Investment Company.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Private Placement Memorandum, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.17              Offering Materials.  None of the Company, its directors or officers has distributed and will not distribute prior to the Closing Date any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Securities other than the Private Placement Memorandum or any amendment or supplement thereto.  The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Securities not being exempt from the registration requirements of Section 5 of the Securities Act.

4.18              Insurance.  The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance and fidelity or surety bonds are in full force and effect.

4.19              Additional Information.  The information contained in this Agreement and the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading:

(a)           the 2007 Form 10-K/A;

(b)           the Company’s Definitive Proxy Statement for Annual Meeting of stockholders held July 12, 2007;

(c)           the Company’s Current Report on Form 8-K filed on March 17, 2008;

(d)           the Company’s proxy statement filed on April 29, 2008;

(e)           the draft Registration Statement;

(f)            the Private Placement Memorandum dated as of April 15, 2008, as may be amended from time to time, including all addenda and exhibits thereto, other than this Agreement and appendices and exhibits hereto;

(g)           the Company’s Quarterly Report on Form 10-Q filed on May 12, 2008; and

(h)           all other documents, if any, filed by the Company with the Commission since December 31, 2007, pursuant to the reporting requirements of the Exchange Act; and

The documents incorporated by reference in the Private Placement Memorandum or attached as exhibits thereto, and any further documents so filed and incorporated by reference in the Private Placement Memorandum and all other documents, if any, filed by the Company with the Commission since December 31, 2006, pursuant to the reporting requirements of the

Exchange Act, when such documents became effective or are filed with the Commission, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rule and Regulations, the “Rules and Regulations”).  In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act.

4.20              Price of Common Stock.  The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares, the Warrant Shares or the Ratchet Warrant Shares.

4.21              Use of Proceeds.  The Company shall use the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Private Placement Memorandum.

4.22              Non-Public Information.  The Company has not disclosed to the Purchaser, whether in the Private Placement Memorandum or otherwise, information that would constitute material non-public information as of the Closing Date other than information included in the Private Placement Memorandum regarding the acquisition of all of the outstanding membership interests of Rio Algom Mining LLC by HRI-RAML Acquisition LLC (“Buyer”), a wholly-owned subsidiary of the Company from Billiton Investment 15 B.V. (“Seller”), pursuant to the Membership Interest Purchase Agreement by and between Buyer and Seller, dated October 12, 2007 (the “Proposed Transaction”) and information relating to the Properties Under Letter of Intent.  The Company shall issue a press release, and the Company acknowledges that the Investors will rely on such press release, disclosing such non-public information and the material terms of the transactions contemplated by this Agreement by 8:30 a.m. on the morning of the Business Day immediately following the date hereof.

4.23              Use of Purchaser Name.  Except as otherwise required by applicable law or regulation the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.

4.24              Related Party Transactions.  No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its Exchange Act filings and is not so described in such filings.

4.25              Off-Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.  There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

4.26              Governmental Permits, Etc.  Except as disclosed in the “Environmental Considerations and Permitting” section of the 2007 Form 10-K/A, the Company and each of its Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates, registrations and permits of and from, and have made all required declarations and filings with, all governmental or regulatory bodies or any other person or entity, including, without limitation, the Nuclear Regulatory Commission (“NRC”), the Department of Energy (“DOE”) and the Occupational Safety and Health Administration (“OSHA”), the State of Texas Commission on Environmental Quality and any other governmental or regulatory body, person or entity having jurisdiction (including, without limitation, any such body, person or entity having jurisdiction over any mining or milling related activity) and any tribe or nation with respect to Indian Country (as such term is defined in the Private Placement Memorandum), all self-regulatory organizations and all courts and other tribunals (collectively, the “Permits”), to own, lease, license, work, develop, explore and use its assets and properties (including, without limitation, surface and mineral licenses, usage rights and water rights), as applicable, and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect.  The Company and each of its Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits, including, without limitation, requirements to obtain sufficient financial assurances, pay required fees and/or taxes and otherwise maintain the validity of such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.

4.27              Financial Statements.  The consolidated financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein.  Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made.

4.28              Listing Compliance.  The Company is in compliance with the requirements of the NASDAQ Global Market for continued listing of the Common Stock thereon.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing.  The transactions contemplated by this Agreement will not contravene the rules and regulations of the NASDAQ Global Market.  The Company will comply with all requirements of the NASDAQ Global Market with respect to the issuance of the Shares, the Warrant Shares and the Ratchet Warrant Shares and shall cause the Shares, the Warrant Shares and the Ratchet Warrant Shares and shall cause the Shares, the Warrant Shares and the Ratchet Warrant Shares to be listed on the NASDAQ Global Market and listed on any other exchange on which the Company’s Common Stock is listed on or before the Closing Date.

4.29              Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions.  The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

4.30              Foreign Corrupt Practices.  Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.31              Employee Relations.  Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union.  The Company and each Subsidiary believe that their relations with their employees are good.  No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  No executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

4.32              ERISA.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.33              Environmental Matters.

(a)           Except as disclosed in the “Environmental Considerations and Permitting” section of the 2007 Form 10-K/A and Exhibit B attached hereto, (i) each of the Company and each of its Subsidiaries is and have been in compliance in all material respects with all rules, laws, ordinances and regulation relating to the use, handling, treatment, storage, transportation and disposal of toxic or hazardous substances or materials (including, without limitation, any such substance or material designated or showing characteristics of hazard or toxicity or identified as a pollutant or radioactive substance or oil of any kind) or the protection of health, welfare or the environment or natural resources (including, without limitation, all mining or health and safety laws) (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim, action, fine, penalty, action for injunctive relief or contribution, action for violation or matter concerning compliance or nuisance or any harm to health or the environment or for damage to natural resources or to persons or property, under Environmental Laws; (iii) each of the Company and each of its Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; (v) no property which is or has been owned, leased, used, operated or occupied by the Company or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), or otherwise designated as a contaminated site under applicable state or local law; (vi) to the best of its knowledge, none of the Company or any Subsidiary has acted in any way or caused any other person or entity to act in any way or by arrangement or contract so as to be potentially responsible or liable for any material claim, action, fine, penalty, action for injunctive relief or contribution for any nuisance or harm to health or the environment or for damage to natural resources or to persons or property; and (vii) none of the Company or any Subsidiary has transported, treated or disposed of or arranged for the transportation, treatment or disposal of any hazardous or toxic substances or materials to any location which (x) is or was listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state or local list of sites requiring investigation or remedial action under any Environmental Law, or (y) is currently or has been the subject of any remedial action or any litigation, judgment, lien or enforcement action regarding any actual or alleged release of any hazardous or toxic substance.  Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the CERCLA 1980.

(b)           Except as disclosed in the “Environmental Considerations and Permitting” section of the 2007 Form 10-K/A and Exhibit B attached hereto (i) there has not been, and there is not now any material or reportable emission, spill, seepage, damage, release or discharge into or upon the air, soil or improvements located thereon, surface water or ground water of any toxic or hazardous substances, pollutants, contaminants, solid waste or hazardous waste, which has given rise to or could reasonably be expected to give rise to liability under any Environmental Law, and (ii) the Company has no knowledge of any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, after taking into account existing indemnities from the DOE and after giving effect to the Privatization Act, Chapter 1, Title 3 of Public Law 104-134, and the Energy Policy Act of 1992, Public Law 102-486, individually or in the aggregate, have a Material Adverse Effect.

(c)           In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for the ability to operate and use appropriate technology or techniques, clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

4.34              Integration; Other Issuances of Securities.  Neither the Company nor its Subsidiaries or any affiliates, nor any Person acting on its or their behalf, has issued any shares of Common Stock or shares of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to such Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or its subsidiaries or affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.  Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Securities by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.35              Disclosure Control.  The Company has disclosure controls and procedures (as defined in Rules 13a14 and 15d14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions.  The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

4.36              Shell Company Status.  The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

4.37              U.S. Real Property Holding Corporation.  The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

4.38              Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers have been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock unless represented otherwise by a Purchaser herein, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of this Agreement.  “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

4.39              Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement and the Warrants, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

4.40              Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and currently planned capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

4.41              Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the Warrants, and as set forth in Section 4.22, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.42              Equal Treatment of Purchasers.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement or the Warrants unless the same consideration is also offered to all of the parties to the this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.43              Warrant Shares.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise and the Warrant Shares issued are eligible for immediate resale under Rule 144, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends.  If at any time following the date hereof the Registration Statements (or any subsequent registration statements registering the Warrant Shares) are not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statements are not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares.  Upon a cashless exercise of the Warrants, the holding period for purposes of Rule 144 shall tack back to the original date of issuance of such Warrant if such tacking is allowed by the rules and interpretations of the Commission at such time.

SECTION 5.           Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents and warrants to, and covenants with, the Company that:

5.1                Experience.  (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Securities and has had the opportunity to review the Private Placement Memorandum and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the number of Securities set forth on the signature page hereto in the ordinary course of its business and for its own account and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statements or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations, any applicable state securities laws; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statements, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of each Registration Statement; (v) the Purchaser has, in connection with its decision to purchase the number of Securities set forth on the signature page hereto, relied solely upon the Private Placement Memorandum and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

5.2                Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

5.3                Confidentiality.  For the benefit of the Company, the Purchaser previously agreed with the Placement Agent to keep confidential all information concerning this private placement and the Proposed Transaction.  The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company’s publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser’s confidential use.  The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Securities and the Purchaser acknowledges that it is prohibited from reproducing or distributing the Private Placement Memorandum, this Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Securities.  Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential.  The Purchaser understands that applicable securities laws impose restrictions on trading based on information regarding this offering.  In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD and other applicable securities laws.  This obligation will terminate upon the filing by the Company of a press release or press releases describing this offering.  In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5.9 below).  The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall, to the extent legally permissible, provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

5.4                Investment Decision.  The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.5                Risk of Loss.  The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities, including, but not limited to, those set forth under the caption “Risk Factors” in the Private Placement Memorandum.  The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.  Notwithstanding the foregoing, nothing in this Section 5.5 shall modify the representations and warranties of the Company set forth in Article 4 of this Agreement.

5.6                Legend.  The Purchaser understands that, until such time as the applicable Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities, the Warrant Shares and the Ratchet Warrant Shares will bear a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, OTHER THAN PURSUANT TO RULE 144, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

If the Company shall fail for any reason or for no reason to issue to the holder of the Securities upon a proper request by such holder, which request shall include the delivery of the Securities to the Company’s transfer agent and notification of such request to both the Company and the Company’s transfer agent, within three (3) Business Days after receipt of such request, a certificate without such legend to the holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, and if after such third Business Day the holder purchases (in an open market transaction or otherwise) shares of the Company’s common stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days, and at the holder’s request and in the Company’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of the Company’s common stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of common stock, times (B) the weighted average price of such common stock on the date of exercise.

5.7                [Reserved].

5.8                Residency.  The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.9                Public Sale or Distribution.  (a)  The Purchaser hereby covenants with the Company not to make any sale of the Securities (including any Warrant Shares and any Ratchet Warrant Shares) under the Registration Statements without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule).  The Purchaser acknowledges that there may occasionally be times when the Company must suspend (i) the use of the prospectus  (the “Share/Warrant Prospectus”) forming a part of the Share/Warrant Registration Statement (the “Share/Warrant Prospectus Suspension”) until such time as an amendment to the Share/Warrant Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act, and (ii) the use of the prospectus (the “Ratchet Prospectus”), forming a part of the Ratchet Registration Statement (the “Ratchet Prospectus

Suspension”) until such time as an amendment to the Ratchet Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act.  The Ratchet Prospectus and Share/Warrant Prospectus, each referred to individually as a “Prospectus” and collectively as the “Prospectuses.”  The Ratchet Prospectus Suspension and the Share/Warrant Suspension, each referred to individually as a “Suspension” and collectively as the “Suspensions.”

Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Securities (including any Warrant Shares and any Ratchet Warrant Shares) for resale other than the Prospectuses, including any “free writing prospectus” as defined in Rule 405 under the Securities Act.  The Purchaser covenants that it will not sell any Securities (including any Warrant Shares and any Ratchet Warrant Shares) pursuant to either Prospectus during the period commencing at the time when Company gives the Purchaser written notice of the suspension of the use of said Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus.  Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 10 consecutive days, and no Suspension shall be for a period longer than 20 days in the aggregate in any 365 day period.

5.10              Organization; Validity; Enforcements.  The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

SECTION 6.           Survival of Agreements; Survival of Company Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Securities (including the Warrant Shares and the Ratchet Warrant Shares) delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor.  All representations and warranties, made by the Company and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive for a period of three years following the later of the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor.

SECTION 7.           Registration of the Securities; Compliance with the Securities Act.

7.1                Registration Procedures and Expenses.  The Company shall:

(a)           as soon as practicable, but in no event later than ten days following (i) the Closing Date (the “Share/Warrant Filing Deadline”), prepare and file with the Commission a registration statement on Form S-3 relating to the resale of the Shares and the Warrant Shares (the “Share/Warrant Registration Statement”), and (ii) a Triggering Event, as defined in the Ratchet Warrants, (the “Ratchet Filing Deadline”),  a registration statement on Form S-3 relating to the resale of the Ratchet Warrant Shares (the “Ratchet Registration Statement”), by the Purchaser and the Other Purchasers from time to time on the NASDAQ Global Market, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions.  The Ratchet Filing Deadline and Share/Warrant Filing Deadline are each referred to individually as a “Filing Deadline” and collectively as the “Filing Deadlines.” The Ratchet Registration Statement and Share/Warrant Registration Statement are each referred to individually as a “Registration Statement” and collectively as the “Registration Statements.” The Shares, Warrant Shares and Ratchet Warrant Shares, together with any capital stock of the Company issued or issuable, with respect to the  Warrants as a result of any stock split, stock  dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the Warrants, the “Registrable Securities”);

(b)           use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to (i) declare the Share/Warrant Registration Statement effective within 90 days or, if the Share/Warrant Registration Statement is selected for review by the Commission, 120 days after the Closing Date, and (ii) declare the Ratchet Registration Statement effective within 90 days or, if the Ratchet Registration Statement is selected for review by the Commission, 120 days after a Triggering Event (each, an “Effective Deadline”);

(c)           promptly prepare and file with the Commission such amendments and supplements to the Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Registration Statements effective until the earliest of (i) one year from the expiration date of the Warrants, or (ii) such time as the Registrable Securities become eligible for resale by each of the Purchasers without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or any other rule of similar effect;

provided that, for the avoidance of doubt, in no event shall the Company have any obligation to keep such Registration Statements effective after such time as all of the Registrable Securities have been sold pursuant to the Registration Statements or Rule 144;

(d)           furnish to the Purchaser with respect to the Registrable Securities registered under the Registration Statements (and to each underwriter, if any, of such shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;

(e)           file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f)            bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statements, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any in connection with the offering of the Registrable Securities pursuant to the Registration Statements;

(g)           file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing; and

(h)           in order to enable the Purchasers to sell the Registrable Securities under Rule 144 to the Securities Act, until the earliest of (i) one year from the expiration date of the Warrants, or (ii) such time as the Registrable Securities become eligible for resale by each of the Purchasers without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or any other rule of similar effect, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act, regardless of whether the Company is required to file any such reports under the Exchange Act.

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder.  A draft of the proposed form of the questionnaire related to the Registration Statements to be completed by the Purchaser is attached hereto as Appendix I.

7.2                Transfer of Securities After Registration.  The Purchaser agrees that it will not effect any disposition of the Securities (including any Warrant Shares and any Ratchet Warrant Shares) or its right to purchase the Securities (including any Warrant Shares and any Ratchet Warrant Shares) that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statements referred to in Section 7.1 or as otherwise permitted by law.

7.3                Indemnification.  For the purpose of this Section 7.3:

(i)       the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)      the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statements referred to in Section 7.1.

(a)           The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims (including any third-party claims), damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of a Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of a Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in a Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, or arise out of or are based in whole or in part on any breach of, or inaccuracy in, the representations, warranties, and covenants of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse each Purchaser and each Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.9 or 7.2 hereof respecting the sale of the Securities or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(b)           Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5.9 or 7.2 hereof respecting the sale of the Securities or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statements, the Prospectuses, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in each Registration Statement or any amendment or supplement thereto not misleading or in the Prospectuses or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statements, the Prospectuses, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statements or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statements or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each Purchaser’s aggregate liability under this Section 7 shall not exceed the amount of proceeds received by such Purchaser on the sale of the Shares, the Warrant Shares and the Ratchet Warrant Shares pursuant to the Registration Statements.

(c)           Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent.  In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Securities hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statements that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and each

Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Securities purchased by such Purchaser that were sold pursuant to the Registration Statements bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares, the Warrant Shares and the Ratchet Warrant Shares that were sold pursuant to each Registration Statement and the amount received by such Purchaser from such sale.  The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification.  The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.

7.4                [Reserved].

7.5                Information Available.  The Company, upon the reasonable request of the Purchaser, shall make available for inspection by each Purchaser, any underwriter participating in any disposition pursuant to the Registration Statements and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statements.

7.6                Delay in Filing or Effectiveness of a Registration Statement  If a Registration Statement is not filed by the Company with the Commission on or prior to the applicable Filing Deadline, then for each day following the applicable Filing Deadline, until but excluding the date a Registration Statement is filed, or if a Registration Statement is not declared effective by the Commission by the applicable Effective Deadline, then for each day following the applicable Effective Deadline, until but excluding the date the Commission declares such Registration Statement effective, the Company shall, for each such day, pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount per 30-day period equal to 1.0% (prorated for a period less than 30 days) of the purchase price paid by such Purchaser for its Securities pursuant to this Agreement; and for any such 30-day period, such payment shall be made no later than three business days following such 30-day period.  If the Purchaser shall be prohibited from selling Shares, the Warrant Shares or the Ratchet Warrant Shares under a Registration Statement as a result of a Suspension of more than twenty (20) days or Suspensions on more than two (2) occasions of not more than twenty (20) days each in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Purchaser, as liquidated damages and not as a penalty, an amount per 30-day period equal to 1.0% (prorated for a period less than 30 days) of the purchase price paid by such Purchaser for its Securities pursuant to this Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.  For purposes of this Section 7.6, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Purchaser pursuant to Section 5(h) of this Agreement.  Any payments made pursuant to this Section 7.6 shall not constitute the Purchaser’s exclusive remedy for such events.  Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay any liquidated damages pursuant to this Section 7.6 (i) to more than one Purchaser in respect of the same Securities for the same period of time, or (ii) in an aggregate amount that exceeds 10% of the purchase price paid by the Purchasers for the Securities pursuant to this Agreement.  Such payments shall be made to the Purchasers in cash.

SECTION 8.           Broker’s Fee.  The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Securities to the Purchaser.  The Purchaser and the Company agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee.  Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.

SECTION 9.           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements.  The decision of each Purchaser to purchase the Securities pursuant to the Agreements has been made by such Purchaser independently of any Other Purchaser.  Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements.  Each Purchaser acknowledges that no Other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 10.         Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Uranium Resources, Inc.
405 State Highway 121 Bypass
Building A, Suite 110
Lewisville, Texas 75067
Attention: Thomas H. Ehrlich,
  Vice President and CFO
Facsimile: (972) 219-3311
E-mail: thehrlich@uraniumresources.com

with a copy to:

Baker & Hostetler LLP 303 East 17th Avenue, Suite 1100 Denver, Colorado 80203 Attention: Alfred C. Chidester Facsimile: (303) 861-7805 E-mail: achidester@bakerlaw.com or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 11.         Termination.  This Agreement may be terminated prior to the Closing by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before May 22, 2008; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

SECTION 12.         Rescission and Withdrawal Right.  Whenever any Purchaser exercises a right, election, demand or option under this Agreement or the Warrants and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon reasonable prior written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock delivered in connection with any such rescinded exercise notice.

SECTION 13.         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

SECTION 14.         Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under this Agreement and the Warrants is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

SECTION 15.         Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

SECTION 16.         WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

SECTION 17.         Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

SECTION 18.         Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 19.         Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 20.         Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.  Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 21.         Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  Facsimile signatures shall be deemed original signatures.

SECTION 22.         Entire Agreement.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 23.         Fees and Expenses.  Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 24.         Parties.  This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.3, any person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 7.3, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Securities sold to the Purchaser pursuant to this Agreement.

SECTION 25.         Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

URANIUM RESOURCES, INC.

By:
Name:
Title:

INVESTOR SIGNATURE PAGE

Print or Type:

Name of Purchaser
(Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing
Purchaser (if an Institution)

Title of Individual representing
Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual
representing Purchaser:

Address:

Telephone:

Facsimile:
E-mail:

Number of Shares to	Number of Warrants
Be	to Be	Price Per Unit In	Aggregate
Purchased	Purchased	Dollars	Price
		$	$

EXHIBIT A

Name of Subsidiary	State or Other Jurisdiction of Incorporation/Organization

URI, Inc.	Delaware
Hydro Resources, Inc. dba HRI, Inc.	Delaware
URI Minerals, Inc.	Delaware
Hydro Restoration Corporation	Delaware
Belt Line Resources, Inc.	Texas
Uranco, Inc.	Delaware
HRI Churchrock, Inc.	Delaware
Churchrock Venture, LLC	Delaware

EXHIBIT B

LEGAL PROCEEDINGS

New Mexico Radioactive Material License

        In the State of New Mexico, uranium recovery by ISR technology requires a radioactive material (uranium recovery) license issued by the United States Nuclear Regulatory Commission (the “NRC” or the “Commission”). We applied for one license covering the properties located in both the Church Rock and Crownpoint districts collectively known as the Crownpoint Uranium Project (CUP). The Commission issued a radioactive material (uranium recovery) license for the CUP in January 1998 that allowed licensed ISR operations to begin in the Church Rock district. In mid-1998, the Commission determined that certain interested stakeholders who requested an NRC administrative hearing had standing to raise certain objections to the license. A panel of Administrative Law Judges (NRC’s Atomic Safety and Licensing Board (hereinafter “Licensing Board”)) conducted a hearing during 1999. The Licensing Board upheld the Church Rock Section 8 portion of the NRC license and granted our request to defer any dispute on the remaining CUP properties until we make a decision whether to mine these other properties.

        The Licensing Board’s ruling was then appealed to the full Commission. On January 31, 2000, the Commission issued an order concurring with the technical, substantive, and legal findings of the Licensing Board, but the Commission also determined that we were required to submit restoration action plans for each CUP project site and that we must proceed with the hearing process for the other New Mexico properties beyond Church Rock Section 8. Subsequently, the administrative hearing was held in abeyance until 2004, pursuant to NRC-supervised settlement negotiations between the parties.

        In February 2004, the Licensing Board issued an order, which concluded that we must make three specific changes to our submitted restoration action plan for Church Rock Section 8 in order to commence mining operations at Church Rock Section 8. The Commission accepted our petition for review on two of the three issues and subsequently overruled the Licensing Board on these issues. Then, the parties agreed to truncate the number and scope of the issues remaining for consideration at the remaining three CUP project sites. Since then, the Licensing Board and the full Commission has endorsed our license and its requirements for the CUP.

        In summary, all contested issues regarding the CUP were decided by the Licensing Board in our favor, with a few minor amendments, and affirmed on appeal by the full Commission. Intervenors have appealed the Commission’s final approved action to the United States Court of Appeals for the Tenth Circuit. We have intervened on behalf of NRC to defend the license. All required legal briefs have been filed by all parties in this proceeding and oral argument is expected to be scheduled in mid-2008.

New Mexico UIC Permit

        The State of New Mexico, the USEPA, and the Navajo Nation are engaged in a jurisdictional dispute as to which regulatory entity (i.e., USEPA or the State of New Mexico) has the authority to issue Underground Injection Control (“UIC”) program permits, which are required to mine the Church Rock Section 8 property. The dispute was taken to the United States Court of Appeals for the Tenth Circuit, which, in January 2000, remanded to the USEPA the issue whether the Section 8 Church Rock property was Indian Country. In February 2007, the USEPA issued a decision finding that the Church Rock Section 8 property is Indian country and that the USEPA is the proper authority to issue the UIC permit. We have appealed that decision to the United States Court of Appeals for the Tenth Circuit. The decision can be accessed at the USEPA Region 9 website at http://www.epa.gov/region09/water/groundwater/permit-determination.html. All required legal briefs have been filed in this proceeding and we are waiting for the Court to schedule oral argument.

Bonding for Texas Groundwater Restoration Obligations

        In March, 2004, the Company entered into the Groundwater Restoration Performance Agreement (GRPA), with the Texas Department of Health (“TDH”), later renamed the Texas Department of State Health Services (“DSHS”), the Texas Commission on Environmental Quality (TCEQ) and United States Fidelity and Guaranty Insurance Company as a means of funding the Company’s ongoing groundwater restoration at the Kingsville Dome and Rosita mine sites at specified treatment rates, utilizing a portion of the Company’s cash flow from sales of uranium from the Vasquez site as a substitute for additional bonding. Although Kleberg County and an ad hoc citizen group brought suit in April, 2004 to challenge the GRPA, Kleberg County settled with the Company and withdrew its support and funding of the suit in December, 2004. In June, 2007, DSHS’ regulatory authority over uranium recovery operations, including its oversight of groundwater restoration bonds posted for uranium mining operations was transferred to TCEQ; and, on August 31, 2007, the GRPA expired according to its terms. The citizen group has taken no further action to pursue the suit.

Dispute over Kleberg County Settlement Agreement

        In February, 2007, Kleberg County, Texas advised the Company that the County had retained counsel to investigate its remedies, including injunctive relief against new uranium mining at the Company’s Kingsville Dome mine site. The dispute relates to differing interpretations of the Company’s December, 2004 settlement agreement with Kleberg County as to the level of groundwater restoration the Company agreed to achieve in Kingsville Dome production areas 1 and 2. Seeking to resolve these issues amicably, the Company elected to defer briefly the startup of production at the new wellfield. When the negotiations failed, the Company notified the County of its intent to begin new production. The Company believes it is in full compliance and engaged in a mediation of this dispute. On September 28, 2007, after negotiations had stalled, the Company filed suit against the County for declaratory relief interpreting the Settlement Agreement. The County answered the suit with a general denial but has not asserted a counterclaim for relief against the Company. Neither party has pressed the matter further; and the Company does not anticipate this dispute will interfere with its mining at Kingsville Dome.

Kingsville Dome Production Disposal Well Permit renewals and Production Area Authorization 3

        After an August, 2005 hearing, the Texas Commission on Environmental Quality (“TCEQ”) voted unanimously February 22, 2006 to renew the Company’s disposal well permits, WDW-247 and WDW-248, and to issue Kingsville Dome Production Area Authorization 3 (“PAA 3”). A citizens group and a Ms. Garcia filed for judicial review of the TCEQ action. The Texas Attorney General answered in defense of TCEQ; and, the Company has intervened to defend the TCEQ. The two cases have been consolidated; a judge has been assigned; and, in June, 2007, the TCEQ submitted its administrative record for review.

        In June, 2007 an attorney claiming to have been newly engaged by a plaintiff, Ms. Garcia, notified all parties that Garcia wished to withdraw from the litigation and requested that no further action be taken and her action was dismissed. On June 27, 2007, Garcia’s original counsel moved to appoint a guardian or representative for Ms. Garcia. The Company challenged the sufficiency of the request for appointment of a guardian or representative for Ms. Garcia; and Ms. Garcia’s original counsel set his motion for hearing in August, 2007. Before the hearing date, original counsel for Ms. Garcia, tentatively rescheduled the hearing for October 24, 2007 and then canceled that hearing date. No further action on the matter has been scheduled.

        The permits and production area authorization issued by TCEQ remain effective until and unless overturned by a reviewing Court; and, the Company believes the TCEQ action issuing the permits and production area authorization is well-founded and will be affirmed when considered on the merits.

Navajo EPA letter and UNC Demand for Indemnity

        By letter dated January 23, 2008, the Navajo Nation Environmental Protection Agency (NNEPA) sent a document dated September 2007 titled “Radiological Scoping Survey Summary Report For The Old Church Rock Mine Site” (Survey Report) to Hydro Resources Inc (HRI) and United Nuclear Corporation and General Electric (UNC/GE). The Survey Report was reportedly prepared in response to a claim by NNEPA against HRI and UNC/GE for potential liability for uranium contaminated materials present on HRI’s Church Rock Mine Site. NNEPA requested HRI and UNC/GE to undertake a “comprehensive and detailed characterization” of HRI’s Church Rock Mine Site and adjacent lease areas, as recommended in the Survey Report.

        By letter dated January 29, 2008, UNC and GE, pursuant to a certain Supplemental Purchase Agreement and Guarantee, demanded that HRI and Uranium Resources Inc (URI) defend and indemnify it for all loss, cost, expense, liabilities and obligations that have been or will be incurred or sustained by GE and UNC with respect to the request asserted by NNEPA.

        The scope and potential cost of complying with the request asserted by NNEPA are presently unknown. HRI and URI have requested supplemental information from NNEPA and are evaluating the basis for the demand asserted by UNC/GE.

Other

        On July 13, 2007, Juan Gonzalez, an employee of a drilling contractor engaged by the Company, was killed when the drill rig on which he was making repairs backed over him. His heirs have filed claims against the drilling company and us. Our insurance carrier is defending the matter on our behalf. We believe we have meritorious defenses to the claims and that, in any event, we have adequate insurance to cover the matter.

        The Company is subject to periodic inspection by certain regulatory agencies for the purpose of determining compliance by the Company with the conditions of its licenses. In the ordinary course of business, minor violations may occur; however, these are not expected to cause material expenditures.

APPENDIX I

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire
Purchase Agreement which follows)

A.            Complete the following items on BOTH Purchase Agreements (Sign two originals):

1.        Signature Page:

(i)          Name of Purchaser (Individual or Institution)

(ii)         Name of Individual representing Purchaser (if an Institution)

(iii)        Title of Individual representing Purchaser (if an Institution)

(iv)       Signature of Individual Purchaser or Individual representing Purchaser

2.         Appendix I - Securities Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Securities Certificate Questionnaire and the Registration Statement Questionnaire.

3.        Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by facsimile with original by overnight delivery):

Oppenheimer & Co. Inc.
125 Broad Street
New York, NY 10004
Attention: Jessica Cracolici
Facsimile: (212) 667-6141

B.              Instructions regarding the transfer of funds for the purchase of Securities will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C.              Upon the resale of the Shares, the Warrant Shares or the Ratchet Warrant Shares by the Purchasers after the Registration Statements covering the Shares, the Warrant Shares and the Ratchet Warrant Shares are effective, as described in the Purchase Agreement, the Purchaser:

(i)            must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request); and

(ii)           must send a letter to the Company so that the Shares, the Warrant Shares and the Ratchet Warrant Shares may be properly transferred.

Appendix I (Page 1 of 4)

Uranium Resources, Inc.

SECURITIES CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Securities are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix I (Page 2 of 4)

Uranium Resources, Inc.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

SECTION 1.     Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

SECTION 2.     Please provide the number of shares that you or your organization will own immediately after Closing, including those securities purchased by you or your organization pursuant to this Purchase Agreement and those securities purchased by you or your organization through other transactions and provide the number of securities that you have or your organization has the right to acquire within 60 days of Closing:

SECTION 3.     Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐ Yes	☐ No

If yes, please indicate the nature of any such relationships below:

Appendix I (Page 3 of 4)

SECTION 4.     Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

Answer: ☐	Yes	☐ No	If “yes,” please describe below

Appendix I (Page 4 of 4)

NASD Member.  The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”).  (NASD Manual, By-laws of NASD Regulation, Inc. Article I, Definitions)

Control.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the NASD.  The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws.  (NASD Manual, By-laws of NASD Regulation, Inc. Article I, Definitions)

Underwriter or a Related Person.  The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons.  (NASD Interpretation)